UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2007

IHOP CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-15283	95-3038279

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

450 North Brand, Glendale, California	91203

(Address of principal executive offices)	(Zip Code)

(818) 240-6055
Registrant’s telephone number, including area code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 21, 2007, IHOP Corp. issued a press release announcing its fourth quarter and fiscal 2006 financial results. A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Also on February 21, 2007, IHOP Corp. held a conference call to discuss its fourth quarter and fiscal 2006 financial results. A copy of the prepared remarks of management is attached as Exhibit 99.2, and incorporated herein by reference.

The prepared remarks of management accompanying management’s discussion during the conference call includes references to the non-GAAP financial measures “free cash flow” and “net income excluding stock based compensation expense.”  The Company defines “free cash flow” for a given period as cash provided by operating activities for such period, less capital expenditures for such period.  The Company defines “net income excluding stock based compensation expense” for a given period as net income for such period, less any stock based compensation expense incurred in such period.  Management utilizes free cash flow as a measure of operating efficiency to determine the amount of cash remaining for general corporate and strategic purposes after funding operating activities and capital expenditures.  Management believes this information is helpful to investors to determine the Company’s cash available for these purposes.  Management believes net income excluding stock based compensation expense and basic and diluted net income per share excluding stock based compensation expense is useful because it provides a more accurate period to period comparison.  Free cash flow and net income excluding stock based compensation expense for any given period may be affected by a variety of factors, including but not limited to, changes in assets and liabilities and the timing of purchases and payments.  Free cash flow and net income excluding stock based compensation expense are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

The following table reconciles the Company’s free cash flow to the Company’s cash provided by operating activities for each of the years ended December 31, 2006 and 2005:

	Year Ended December 31, 2006	Year Ended December 31, 2005
	(dollars in thousands)	(dollars in thousands)
Cash flows from operating activities:	$64,859	$55,353
Capital expenditures	(9,426)	(7,365)
Free cash flow	$55,433	$47,988

The following table reconciles net income to net income excluding the impact of stock based compensation expense, and basic and diluted net income per share to net income excluding the impact of stock based compensation expense per share, for each of the three and twelve months ended December 31, 2006 and 2005:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
	(dollars in thousands, except per share amounts)
Net income, as reported	$10,330	$9,961	$44,553	$43,937
Stock option expense	390	—	1,905	—
Restricted stock	620	86	2,006	287
Income tax benefit	(401)	(33)	(1,519)	(109)
Net income excluding stock based compensation expense	$10,939	$10,014	$46,945	$44,115
Basic net income per share:
Net income, as reported per share	$0.58	$0.53	$2.46	$2.26
Stock option expense per share	0.02	—	0.11	—
Restricted stock per share	0.03	0.01	0.11	0.02
Income tax benefit per share	(0.02)	—	(0.08)	(0.01)
Net income excluding stock based compensation expense per share	$0.61	$0.54	$2.60	$2.27
Diluted net income per share:
Net income, as reported per share	$0.57	$0.53	$2.43	$2.24
Stock option expense per share	0.02	—	0.11	—
Restricted stock per share	0.04	—	0.11	0.02
Income tax benefit per share	(0.02)	—	(0.08)	(0.01)
Net income excluding stock based compensation expense per share	$0.61	$0.53	$2.57	$2.25

Item 8.01. OTHER EVENTS.

On February 21, 2007, IHOP Corp. issued a press release entitled “IHOP Corp. Provides 2007 Financial Performance Guidance.”  A copy of the press release is attached as Exhibit 99.3, and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description

99.1	Press release of Registrant, dated February 21, 2007 (Fourth Quarter and Fiscal 2006 Financial Results).
99.2	Prepared remarks of management of Registrant for conference call held on February 21, 2007.
99.3	Press release of Registrant, dated February 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHOP CORP.
Date: February 21, 2007	By: /s/ THOMAS CONFORTI
Thomas Conforti
Chief Financial Officer(Principal Financial Officer)

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

99.1	Press release of Registrant, dated February 21, 2007 (Fourth Quarter and Fiscal 2006 Financial Results).
99.2	Prepared remarks of management of Registrant for conference call held on February 21, 2007.
99.3	Press release of Registrant, dated February 21, 2007.